UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2023

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 719-4312

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	APRN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023, Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 28, 2023, with Wonder Group, Inc., a Delaware corporation (“Parent”), and Basil Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on October 13, 2023, Purchaser commenced a tender offer (the “Offer”) for all of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), which constituted all of the issued and outstanding shares of capital stock of the Company, at a price of $13.00 per share of Common Stock, net to the stockholder in cash, without interest and less any applicable tax withholding (the “Offer Price”).

The Offer, and related withdrawal rights, expired as scheduled at one minute after 11:59 p.m., Eastern time, on November 9, 2023 (the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), advised the Company and Purchaser that, as of the Expiration Time, 5,136,073 shares of Common Stock were validly tendered and not validly withdrawn pursuant to the Offer, together with all other shares of Common Stock beneficially owned by Purchaser and its affiliates, representing approximately 66.73% of the issued and outstanding shares of Common Stock as of the Expiration Time. Accordingly, the Minimum Condition (as defined in the Merger Agreement) had been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on November 10, 2023, Purchaser irrevocably accepted for payment all shares of Common Stock that were validly tendered, and not validly withdrawn, pursuant to the Offer. Payment for the shares of Common Stock accepted for payment pursuant to the Offer will be made today to the Depositary and Paying Agent, which will transmit such payments to tendering Company stockholders whose shares of Common Stock have been accepted for payment in accordance with the terms of the Offer.

As soon as practicable following the consummation of the Offer, pursuant to the terms of the Merger Agreement, in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on November 13, 2023, Purchaser was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), and as a result thereof, each outstanding share of Common Stock, other than (a) shares of Common Stock that were (i) held in the treasury of the Company or by any wholly-owned subsidiary of the Company, (ii) irrevocably accepted for purchase in the Offer by Purchaser or (iii) held by Parent, Purchaser or any other wholly-owned subsidiary of Parent and (b) Dissenting Shares (as defined in the Merger Agreement), were converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”) in cash.

Pursuant to the Merger Agreement, effective as of immediately prior to the Effective Time, each then-outstanding and unexercised Company Stock Option (as defined in the Merger Agreement) vested (to the extent unvested) in full and was canceled and converted into the right to receive from the Surviving Corporation (as defined in the Merger Agreement) an amount of cash equal to the product of (i) the total number of shares of Common Stock then underlying such Company Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option, without any interest thereon. In the event that the exercise price of any such Company Stock Option was equal to or greater than the Merger Consideration, such Company Stock Option was canceled, without any consideration being payable in respect thereof, and has no further force or effect.

Also pursuant to the Merger Agreement, effective as of immediately prior to the Effective Time, (i) each Company RSU (as defined in the Merger Agreement) that was then outstanding vested in full (to the extent unvested), and (ii) (A) each such vested Company RSU and (B) each Company PSU (as defined in the Merger Agreement) that was then outstanding and vested (including any such Company PSU that vested as a result of any applicable performance-vesting condition becoming satisfied in connection with the Merger) was automatically canceled and converted into the right to receive from the Surviving Corporation an amount of cash from the Surviving Corporation equal to the product of (1) the total number of shares of Common Stock then underlying such vested Company RSU or vested Company PSU, as applicable, multiplied by (2) the Merger Consideration. Any Company PSU that was not vested (and did not vest in connection with the Merger) as of immediately prior to the Effective Time was canceled, without any consideration being payable in respect thereof, and has no further force or effect.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 29, 2023 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on February 10, 2023, the Company entered into an Equity Distribution Agreement (the “Sales Agreement”) with Canaccord Genuity LLC (the “Sales Agent”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time, shares of Common Stock through the Sales Agent. Effective as of November 13, 2023, the Company terminated the Sales Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing .

On November 13, 2023, the Company (a) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Common Stock effective as of the close of business on November 13, 2023, and (ii) file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on November 13, 2023, a change in control of the Company occurred. At the Effective Time, the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Jennifer Carr-Smith, Beverly K. Carmichael, Linda Findley, Brenda Freeman, Elizabeth Huebner and Amit Shah resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof (which resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices) and (ii) Marc Lore became the sole director of the Surviving Corporation, effective as of the Effective Time. Biographical and other information with respect to Mr. Lore is set forth in Schedule A to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC by Parent and Purchaser on October 13, 2023 and is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation immediately following the Effective Time. The officers of the Company immediately prior to the Effective Time were Linda Findley, President and Chief Executive Officer, Mitchell Cohen, Interim Chief Financial Officer, Meredith L. Deutsch, General Counsel and Corporate Secretary, Theresa Leitgeb, Chief People Officer, and Amber Minson, Chief Revenue Officer.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the restated certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety, effective as of immediately following the Effective Time. Copies of the Company’s fourth amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2023, by and among Blue Apron Holdings, Inc., Wonder Group, Inc. and Basil Merger Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 29, 2023)

3.1**	Fourth Amended and Restated Certificate of Incorporation of Blue Apron Holdings, Inc.

3.2**	Amended and Restated Bylaws of Blue Apron Holdings, Inc.

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: November 13, 2023	By:	/s/ Linda Findley
Name: Linda Findley
Title: President and Chief Executive Officer